EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


         As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 2, 1999 (March 25, 1999 as to Note 10) relating to the financial statements of onlinetradinginc.com corp. for the year ended January 31, 1999, included in TradeStation Group, Inc.'s Form S-4 Registration Statement (No. 333-34922) and to all references to our Firm included in this Registration Statement.



/s/ Ahearn, Jasco + Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.

Pompano Beach, Florida
January 2, 2001